CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of this 4th day, of January, 2000 between Stockbroker Relations of Colorado , Inc. a COLORADO Corporation (herein referred to as "SRI OF COLORADO") and YOU TICKET.COM a NEVADA Corporation (herein referred to as "COMPANY"), collectively SRI OF COLORADO and COMPANY hereinafter referred to as "the parties".

                                   WITNESSETH:

         WHEREAS, COMPANY requires the services of SRI OF COLORADO; and

         WHEREAS, SRI OF COLORADO a investor relations, direct marketing, public relations and advertising firm with experience in the dissemination of information about private and publicly traded companies; and is in the business of providing investor relations services, public relations services, general consulting services, advertising services, fulfillment services, marketing of business formats and opportunities, financing arrangements, and other related programs, services and products to other clients.

                                    AGREEMENT

1. Appointment

COMPANY hereby appoints and engages SRI OF COLORADO as its advisor and hereby retains and employs SRI OF COLORADO on the terms and conditions of this Consulting Agreement. SRI OF COLORADO accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

2.  Engagement

COMPANY engages SRI OF COLORADO to provide the services described in paragraph 3 herein. SRI OF COLORADO accepts said engagement and COMPANY as a client, and agrees to provide services to COMPANY as further described in paragraph 3 below and subject to the provisions of this Consulting Agreement.

3.  Authority and Description of Services

During the term of this Consulting Agreement SRI OF COLORADO shall furnish some or all of the various services from time to time as requested by the COMPANY and agreed upon by the parties as described herein as follows:

         a. SRI OF COLORADO shall act, generally, as corporate public relations counsel, essentially acting (1) as liaison between COMPANY and its shareholders;
(2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communication and information.

         b. SRI OF COLORADO shall assist in establishing, and advise COMPANY with respect to: interviews of COMPANY officers by the financial media; interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.



__________________                                ________________________
SRI of Colorado                                      Company

         c. SRI OF COLORADO shall seek to make COMPANY, its management, its products, and its financial situation and prospects, known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.

         d. SRI OF COLORADO's compensation under this Consulting Agreement shall be deemed to include the afore-mentioned costs and expenses, unless otherwise expressly provided herein.

         Under the terms and conditions of this Agreement the Consultant has agreed to act in an advisory capacity to YOU TICKET .COM and to provide such services in exchange for the due consideration as set forth with-in this Agreement. The scope of such services shall be subject to the restrictions and limitations as set forth below:

         e. The Consultant shall not be required to perform any investment banking related activities on behalf of , as a condition of this Agreement. For the purposes of this Agreement investment banking activities shall be defined as being any of the following:


     1. The location, negotiation and/or securing of any public or private debt for YOU TICKET .COM

     2. The location, negotiation and/or securing of any public or private equity for YOU TICKET .COM

     3. The production of any documentation that is to be utilized for the purposes and activities as relating to the activities as outlined in subheadings (1) and (2) above.

     4. Any other activities as may normally be associated with the practice of investment banking.

4. Term of Agreement

This Consulting Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of six (6) months. It is expressly acknowledged and agreed by and between the parties hereto that SRI OF COLORADO shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by SRI OF COLORADO. Further, SRI OF COLORADO may terminate services should COMPANY fail to make all payments upon receipt of invoices. Time is of the essence with respect to payment by Company of SRI OF COLORADO invoices.

5. Where Services Shall be Performed

SRI OF COLORADO's services shall be performed at the main office location of SRI OF COLORADO or other such designated location(s) as SRI OF COLORADO and COMPANY agree are the most advantageous for the work to be performed.

6. Limitations on Services

The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, SRI OF COLORADO agrees as follows:

         a. SRI OF COLORADO shall NOT release any financial or other information or data about COMPANY without the consent and approval of COMPANY.

         b. SRI OF COLORADO shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.

         c. SRI OF COLORADO shall NOT release any information or data about COMPANY to any selected or limited person(s), entity, or group if SRI OF COLORADO is aware that such information or data has not been generally released or promulgated and COMPANY requests in writing that said information or data is not to be so released or promulgated.



__________________                                ________________________
SRI of Colorado                                      Company

7. Duties of Company

         a. COMPANY shall supply SRI OF COLORADO, on a regular and timely basis with all approved data and information about COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising SRI OF COLORADO of any facts which would affect the accuracy of any prior data and information previously supplied to SRI OF COLORADO so that SRI OF COLORADO may take corrective action.

         b. COMPANY shall promptly supply SRI OF COLORADO with full and complete copies of all filings with all Federal and State securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with SRI OF COLORADO's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/service brochures, sales materials, etc. COMPANY shall supply to SRI OF COLORADO, within fifteen (15) days of execution of this Consulting Agreement, a complete list of all stockbrokers and market makers active in the stock of COMPANY, and a complete list of all shareholders on 3-1/2 inch computer disk in ASCII delimited format.

         c. SRI OF COLORADO reports are not intended to be used in the sale or offering of securities. Accordingly, COMPANY, by the execution hereof agrees to each of the points listed below and to indemnify and hold SRI OF COLORADO harmless for any breach of these representations and covenants.

                  i.) COMPANY is not presently engaged in a private or public offering of securities, including S-8, convertible preferred, 504(d) or Regulation S, or including any continuing distribution, whether or not exempt, that will not be included prior to the issuance of a SRI OF COLORADO research report on COMPANY, and COMPANY has no intention of making such an offering during the initial term of this Consulting Agreement. An "evergreen" prospectus for employee stock option and other plans will not preclude issuance of SRI OF COLORADO research reports.

                  ii.) COMPANY will notify SRI OF COLORADO in writing a minimum of thirty (30) days prior to making any private or public offering of securities, including but not limited to S-8, convertible preferred 504(d) filing or Regulation S unless prohibited by Federal Securities laws.

                  iii.)  COMPANY will notify SRI OF COLORADO at least thirty
(30) days prior to any insider selling of COMPANY's stock.
                  iv.) COMPANY will not use SRI OF COLORADO reports in connection with any offering of securities without the prior written consent of SRI OF COLORADO.
                  v.) COMPANY will not cause to be effected any split of the COMPANY's stock during the term of this Consulting Agreement without the prior written consent of SRI OF COLORADO.

         d. In that SRI OF COLORADO relies on information provided by COMPANY for a substantial part of its preparations and report, COMPANY represents that said information is neither false nor misleading, nor omits to state a material fact and has been reviewed and approved by counsel to COMPANY and COMPANY agrees to hold harmless and indemnify SRI OF COLORADO for any breach of these representations and covenants; and COMPANY agrees to hold harmless and indemnify SRI OF COLORADO for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, SRI OF COLORADO's relationship with COMPANY, including, without limitation, reasonable attorney's fees and other costs arising out of any such claims.

         e. In that SRI OF COLORADO shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that SRI OF COLORADO imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information, COMPANY shall contemporaneously notify SRI OF COLORADO if any information or data being supplied to SRI OF COLORADO has not been generally released or promulgated.

8. Representation, Undertakings and Indemnification

         a. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to SRI OF COLORADO and COMPANY acknowledges its awareness that SRI OF COLORADO will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.

         b. SRI OF COLORADO, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information and data supplied by COMPANY.



__________________                                ________________________
SRI of Colorado                                      Company

         c. COMPANY hereby agrees to hold harmless and indemnify SRI OF COLORADO against any claims, demands, suits, loss, damages, etc., arising out of SRI OF COLORADO's reliance upon the instant accuracy and continuing accuracy of such facts, material, information and data, unless SRI OF COLORADO has been grossly negligent in performing its duties and obligations hereunder.

         d. COMPANY hereby authorizes SRI OF COLORADO to issue, in SRI OF COLORADO's sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

         e. COMPANY shall cooperate fully and timely with SRI OF COLORADO to enable SRI OF COLORADO to perform its duties and obligations under this Consulting Agreement.

         f. The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.

         g. The performance by COMPANY of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.

         h. COMPANY activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under Federal or State securities laws; any contract between COMPANY and a potential investor in COMPANY shall be such that COMPANY would be acting merely as a consultant with respect to such prospective investor obligations under this Consulting Agreement.

         i. COMPANY shall promptly deliver to SRI OF COLORADO with-in five (5) days of signing contract, a complete due diligence package to include latest 10K, latest 10Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

         j. COMPANY shall act diligently and promptly in reviewing materials submitted to it by SRI OF COLORADO to enhance timely distribution of the materials and shall inform SRI OF COLORADO of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

         k. In the event that SRI OF COLORADO or any affiliate of the Consultant, including any officer, director, or employee or associate of the Consultant becomes involved in any capacity (including as a witness) in any action, proceeding or investigation brought by or against any person, including the Company or regarding any Security developed by the Company or as a result, either direct or indirect, of this Agreement, in connection with any matter related to the assignment described within this Agreement, the Company and any affiliates periodically upon receipt from the consultant of notice will immediately reimburse the Consultant for its legal and other expenses (including the cost of any investigation and preparation) as may be reasonably incurred in connection therewith and will indemnify and hold the Consultant from and harmless against any losses, claims, damages or liabilities to any such person; provided, however, that if it is determined by a final nonappealable judgment by a court having jurisdiction over such matter, in any such action, proceeding or investigation that any expense, loss, claim, damage or liability of the Consultant has resulted solely from the fraud of the Consultant in performing the services which are the subject of this Agreement, the Consultant shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of the Consultant which is the subject of such finding. If any officer or director, agent, employee, representative or controlling person of the Consultant is called to provide written or oral testimony of information relating to the Consultant's services hereunder in connection with any judicial, administrative or other proceeding, the Company ( YOU TICKET.COM ) ,and any affiliates will compensate the Consultant at the rate of $150.00 per hour for time so consumed (including preparation time) and reimbursed the Consultant for its reasonable fees and expense or counsel, if any, as retained by him.

         If for any reason the foregoing indemnification is unavailable to the Consultant or is insufficient to hold him harmless, then the Company and any affiliates shall contribute to the amount paid or payable by the Consultant as a result of such loss, claim, damage or liability in such proportion as is


__________________                                ________________________
SRI of Colorado                                      Company
appropriate to reflect the relative economic interest of the Company, its affiliates or the Securities on the one hand and the Consultant on the other hand in the matters as contemplated by this Agreement as well as the relative fault of the Company and any affiliates and Securities and the Consultant with respect to such loss, claim, damage, or liability and any other relevant equitable considerations; provided, that in no event shall the liability of the Consultant pursuant to this Agreement exceed the total fees collected by him (subtracting any un-reimbursement) actually paid hereunder. The relative benefit received or sought to be received by the Company and any affiliates and any Securities on the one hand, and by the Consultant on the other hand, shall be deemed to be in the same proportion as (i) the total value of the transactions (treating each transaction separately and cumulating the value of all such transactions) the total increased value of the Company and any affiliates, the value of any other benefits to the Company and any affiliates with respect to matter related to this Agreement or occurring during the term of this Agreement bears to (ii) the total fees collected by the Consultant (subtracting all un-reimbursement) actually paid to the Consultant with respect to such engagement hereunder. Further agrees that the Company will not, without the prior written consent of the Consultant, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding. The reimbursement, indemnity and contribution obligation of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Consultant as well as the directors, officers, shareholders, agents, employees and controlling persons, as the case may be, of the Consultant and any affiliates, and shall be binding upon and inure to the benefit of any successors, assignees, heirs and personal representatives of the Company, the Consultant, any such affiliates and any such persons.

The indemnity obligations of the Company hereunder shall not extend to any affiliate of the Consultant or to the directors, officers, shareholders, agents, employees or controlling persons, as the case may be, of the Consultant or any such determined by a final nonappealable judgment that any loss, claim, damage or liability results solely from the fraud of the Consultant or any such other person in performing the services which are the subject of this Agreement. To the extent not already exculpated under the Agreement or this Exhibit A, the Company also agrees that neither the Consultant nor any such affiliates, directors, officers, shareholders, agents, employees or controlling persons shall have any liability to the Company or any other person or entity for or in connection with any matter as referred to within this Agreement except to the extent that a court having jurisdiction over such matter shall have determined by final, nonappealable judgment that any losses, claims, damages, liabilities or expenses incurred by the Company or otherwise the subject of such claim result solely from the fraud of the Consultant in performing the services that are the subject of this Agreement. If any clause, sentence or provision hereof shall be determined to be invalid or unenforceable in any respect, Section 18, Severability of the Agreement, shall apply.

9.  Agreement not to Hire

COMPANY acknowledges that SRI OF COLORADO has expended considerable time, effort and expense in training the respective employees independent contractors, subcontractors and vendors of SRI OF COLORADO in the methods of operation, and that the employees and consultants of SRI OF COLORADO will acquire confidential knowledge and information as to accounts, customers and business patrons, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations to employ any employee of SRI OF COLORADO for a period of twenty four (24) months from the expiration or termination of this Contract, without the written consent of SRI OF COLORADO.

10. Compensation and Disclaimers

         a. Compensation payable to SRI OF COLORADO for all general investor relations services and other services hereunder, including but not limited to acquisition and merger services, shall be paid by COMPANY to SRI OF COLORADO by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.

         b. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks.

         c. For all special services, not within the scope of this Consulting Agreement, COMPANY shall pay to SRI OF COLORADO such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services.


__________________                                ________________________
SRI of Colorado                                      Company

         d. In recognition and mutual acknowledgment of the fact that YOU TICKET.COM is a company in its development stage and is further engaged in a business of a highly speculative nature with little or no current revenues, income or liquid market for its stock at this time the Consultant makes no representations, warranties or other affirmations as to the efficacy, viability and/or success of any efforts that may be undertaken on the Company's behalf, and YOU TICKET.COM hereby acknowledges, accepts and understands such disclaimers as made by the Consultant.

11.  Dilution

COMPANY will not, by Amendment to its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, dilute the securities issued to SRI OF COLORADO, avoid or seek to avoid the observance of any term of this Consulting Agreement. COMPANY will in good faith assist in the carrying out of all such terms and in the taking of all such action that is necessary or appropriate to protect SRI OF COLORADO against dilution or other impairment of SRI OF COLORADO's securities. COMPANY shall not for a period of twelve (12) months of this Consulting Agreement enter into any transaction including reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities including additional Regulation D Rule 504 shares or any other voluntary action without the written consent of SRI OF COLORADO which consent cannot be reasonably withheld.

12.  Billing and Payment

Monthly fees or payments shall be due and payable upon invoice. Billing and payments for special services shall be as agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to SRI OF COLORADO's bank account upon execution of any agreement or agreements, or; upon payment due date in the case of monthly fees or monthly payments, or; in the case of special services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by SRI OF COLORADO by said date COMPANY shall pay to SRI OF COLORADO an additional operations charge equal to one percent (1%) for each day said funds are not received. Notwithstanding the provision for the forgoing operations charge, time is of the essence with respect to all payments due SRI OF COLORADO, whether in "currency" or stock.

13.  SRI OF COLORADO as an Independent Contractor

SRI OF COLORADO shall provide said services as an independent contractor, and not as an employee or of any company affiliated with COMPANY. SRI OF COLORADO has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of SRI OF COLORADO. SRI OF COLORADO is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. SRI OF COLORADO shall be solely responsible for any Federal, State or local taxes, and should COMPANY for any reason by required to pay taxes at a later date, SRI OF COLORADO shall reassure such payment is made by SRI OF COLORADO and not by COMPANY. SRI OF COLORADO shall be responsible for all workers compensations payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

14.  SRI OF COLORADO May Engage in Conflicting Activities
COMPANY hereby acknowledges notification by SRI OF COLORADO and understands that SRI OF COLORADO does, and shall, represent and service other and multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of SRI OF COLORADO.

15.  Amendments

This Consulting Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.



__________________                                ________________________
SRI of Colorado                                      Company

16.  Severability

If any provision of this Consulting Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Consulting Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

17.  Termination of Agreement

This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 4 above except as follows:

         a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

         b. Upon the other party taking the benefit of any insolvency law;

         c. Upon the other party having or applying for a receiver appointed for either party; and/or

         d. As provided for in paragraph 22 below.

18. Attorneys Fees

In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

19. Return of Records

Upon termination of this Consulting Agreement, SRI OF COLORADO shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of SRI OF COLORADO that are the property of or relate to the business of COMPANY when SRI OF COLORADO has been paid in full.

20. Non-waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

21. Disclaimer by SRI OF COLORADO

SRI OF COLORADO makes no representation to COMPANY or others that; (a) is efforts or services will result in any enhancement to COMPANY (b) the price of COMPANY's publicly traded securities will increase (c) any person will purchase COMPANY's securities, or (d) any investor will lend money and/or invest in or with COMPANY.

22. Early Termination

In the event COMPANY fails or refuses to cooperate with SRI OF COLORADO, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum A, SRI OF COLORADO shall have the right to terminate any further performance under this Consulting Agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and SRI OF COLORADO shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of SRI OF COLORADO's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

23. Limitation of SRI OF COLORADO Liability

In the event SRI OF COLORADO fails to perform its work or services hereunder, its entire liability to COMPANY shall not exceed the lessor of; (a) the amount of cash compensation SRI OF COLORADO has received from COMPANY under paragraph 4 above (b) the amount of cash compensation SRI OF COLORADO has received from COMPANY under Addendum A, or (c) the actual damage to COMPANY as a result of



__________________                                ________________________
SRI of Colorado                                      Company
such non-performance. In no event shall SRI OF COLORADO be liable to COMPANY for any indirect, special or consequential damages, nor for any claim against COMPANY by any person or entity arising from or in any way related to this Consulting Agreement.

24. Ownership of Materials

All right, titles and interest in and to materials to be produced by SRI OF COLORADO in connection with this Consulting Agreement and other services to be rendered under said Consulting Agreement shall be and remain the sole and exclusive property of SRI OF COLORADO except in the event COMPANY performs fully and timely its obligations hereunder, COMPANY shall be entitled to receive upon written request, one (1) copy of all such materials.

25. Miscellaneous

         a. Currency: In all instances, references to dollars shall be United States Dollars.

         b. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.

26.  Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one
(1) of this Consulting Agreement.

27.  Parent and Subsidiary Companies or Entities

This Consulting Agreement applies to all parent or subsidiary companies or entities of COMPANY.

28.  Exclusion with Respect to Partnership

The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

29.  Reasonable Expense Reimbursement

In the course of SRI OF COLORADO providing services as necessary hereunder, on the behalf of or for COMPANY during the term of this Consulting Agreement, COMPANY shall pay to, or reimburse, SRI OF COLORADO for any expenses incurred by SRI OF COLORADO that are not specifically described elsewhere herein, provided that COMPANY has been notified in advance by SRI OF COLORADO of the nature and of the cost of any such required expense and the amount of compensation and/or reimbursement related thereto. Expenses shall be deemed to include, but not be limited to, all costs related to the dissemination of press releases, overnight delivery services, compensation to third party vendors, transportation expenses, hotel expenses, airline fares, taxi fares, toll road fees, reasonable food expenses and reasonable gratuities related thereto. COMPANY shall have the right to book airline reservations, hotels, etc. itself on behalf of SRI OF COLORADO within five (5) days upon notice for the requirement thereof from SRI OF COLORADO.

30.  Inurement

This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addendas attached hereto.

Notwithstanding anything to the contrary herein, if (a) all or substantially all of the assets of the Company should be transferred (wither by sale, exchange, foreclosure, liquidation, dissolution, repurchase or other disposition) to a


__________________                                ________________________
SRI of Colorado                                      Company
corporation or other entity without the prior consent of the Consultant, this Agreement shall also continue to be binding upon both the Consultant as well as the transferee corporation and/or entity, and the Company shall make adequate provisions within remaining jointly and severally liable hereunder.

31.  Company agrees to provide and pay costs for:
         * Weekly DTC sheets.
         * Monthly shareholder list. (SRI OF COLORADO will pay if we require more often.) * Monthly NOBL list. * Bi-weekly press release.
         * Bi-weekly broker teleconference calls.
         * Transfer Agent/clearing firm weekly stock activity.Which includes notification before any new stock is issued or any restricted stock is being converted to free trading stock.Company will provide SRI OF COLORADO with a copy of letter sent to transfer agent.
         * Copy of moods or S&P Blue Sky certification.
         * Due Diligence Package equivalent to Stockbroker Relations,Inc.standard package. * Web site equivalent to Stockbroker Relations, Inc.standard website

32.  Entire Agreement

This Consulting Agreement contains the entire agreement of the parties and may be modified or or amended only by agreement in writing, signed by the party against whom enforcement of waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of SRI OF COLORADO. This Consulting Agreement supersedes all previous agreements between SRI OF COLORADO and COMPANY.

33.  Applicable Law

This Consulting Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of COLORADO for which the Courts shall have jurisdiction. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this Consulting Agreement, which shall otherwise remain in full force and effect.

34.  Acceptance by SRI OF COLORADO

This Consulting Agreement is not valid or binding upon SRI OF COLORADO unless and until executed by its President or other duly authorized executive officer or SRI OF COLORADO at its home office .

35.  Execution in Counterpart; Telecopy-Fax

This Consulting Agreement may be executed in counterparts, not withstanding the date or dates upon which this Consulting Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Consulting Agreement shall be construed by all parties hereto as an original version of said Consulting Agreement.

36.  Disclaimer

SRI OF COLORADO is in the business of investor/public relations and other related business, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. SRI OF COLORADO is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities. It is the responsibility of COMPANY to obtain advice of counsel and approve all materials published by SRI OF COLORADO or other subcontractors to ensure compliance with Federal and State securities laws applicable to the activities of COMPANY.

37.  Authority

The Company( YOU TICKET .COM) and any affiliates hereby warrant and represent that they have the full power and authority to execute and deliver this



__________________                                ________________________
SRI of Colorado                                      Company

Agreement to the Consultant and to perform the obligations as contained herein, and that this Agreement has been duly executed and delivered by the Company and any affiliates and further constitutes a valid, binding and legally enforceable obligation of the Company and any affiliates. Each party has read and understood this Agreement.